Exhibit 6.1

Form of Eleventh Amendment to

Loan and Security Agreement

ExWorks Capital Fund I, L.P., a Delaware limited partnership (“Lender”) and Hightimes Holding Corp., a Delaware corporation (“Parent”), Trans-High Corporation, a New York corporation, High Times Productions, Inc., a New York corporation, Cannabis Business Digital, LLC, a New York limited liability company, High Times, Inc., a New York corporation, New Morning Productions, Inc., a New York corporation, Hemp Times, Inc., a New York corporation, Planet Hemp, Inc., a New York corporation, The Hemp Company of America, Inc., a New York corporation, High Times Cannex Corp., a New York corporation, High Times Press, Inc., a New York corporation, Culture Pub, Inc., a Delaware corporation and Wilshire & Veteran Media Corp., a Delaware corporation (together with Parent, the “Borrowers” or individually, a “Borrower”), enter into this Eleventh Amendment to Loan and Security Agreement (this “Amendment”) on May 22, 2020.

Background

A. Borrowers and Lender are parties to a Loan and Security Agreement dated as of February 27, 2017 (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). Unless defined in this Amendment, capitalized terms have the meanings set forth in the Loan Agreement and references to “Sections” are to sections of the Loan Agreement.

B. On April 24, 2020, Parent and a newly-formed subsidiary, HHI Acquisition Corp. (“HHI”), entered into a Purchase Agreement to acquire certain equity and assets from Harvest Health & Recreation, Inc. and others (the “Purchase Agreement”). The transaction contemplated by the Purchase Agreement (the “Harvest Transaction”) requires Lender’s consent for among other reasons, the following negative covenants in the Loan Agreement: Section 7.1 (liens on Borrowers’ assets), Section 7.2 (no additional indebtedness), Section 7.3 (forming any subsidiaries), Section 7.6 (investments and acquiring interests in other entities), and Section 7.10 (changes in the line of business from that engaged in on the date of the Loan Agreement).

D. Parent is currently in discussions to purchase the assets of Mountain High Recreation, Inc. (the “Mountain High Transaction”).

E. Borrowers have requested certain amendments to the Loan Agreement, including Lender’s consent to the Harvest Transaction.

E. Borrowers executed the following (together, the “Prior Drafts”): (i) an Eleventh Amendment to Loan and Security Agreement dated March 6, 2020 (the “First Draft”) that by its terms did not become effective because Borrowers failed to satisfy all conditions precedent to the effectiveness of that amendment, and (ii) an Eleventh Amendment to Loan and Security Agreement dated March 18, 2020 as of March 6, 2020 that was delivered in escrow subject to conditions that were not satisfied. This Amendment replaces the Prior Drafts.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Terms and Conditions

1. Acknowledgements. Borrowers acknowledge:

(a) As of the date of this Amendment, the principal balance of the Loans is $18,574,439.72, exclusive the fees detailed below and Expenses provided for in the Loan Documents that have not been capitalized to the Loans as of the date of this Amendment.

(b) Borrowers owe the following fees (the “Unpaid Fees”) to Lender upon the earliest to occur of the following - (i) expiration of the Term, (ii) the occurrence of an Event of Default and acceleration of the Obligations by Lender according to the terms of this Agreement, and (iii) payment of all Obligations in full:

(i)	Success Fees totaling $2,860,000;

(ii)	an Amendment Fee of $100,000 owing under the Eighth Amendment to Loan and Security agreement; and

(iii)	a fee of $1,400,000 that represents 10% of the outstanding balance of the Obligations owing as of February 28, 2019.

(c) The Unpaid Fees are fully earned, are part of the Obligations and are secured by the Collateral.

(d) The Obligations have matured and are due and owing without setoff, defense or counterclaim, in law or in equity, of any kind or character. As a result, Lender has the right to demand payment in full and exercise its rights and remedies under the Loan Documents against Borrowers and the Collateral. If Lender took these actions it would be acting reasonably, appropriately, and within its rights under the Loan Documents and applicable law.

(d) Each of the Loan Documents (other than the Prior Drafts) to which Borrowers are a party have been duly executed and delivered to Lender by Borrowers, and each is in full force and effect on the date of this Agreement.

(f) Borrowers’ agreements and obligations in this Amendment and the other Loan Documents to which they are a party constitute legal, valid and binding obligations of Borrowers, enforceable against them according to their terms.

(g) The Obligations are secured by valid, properly perfected security interests in all Collateral, with priority over all other liens and security interests other than Permitted Liens.

(h) Lender has performed its obligations under the Loan Documents and applicable law and has no obligation to continue financing Borrowers or to extend the maturity of the Obligations.

(i) This Amendment is being entered into in exchange for good and valuable consideration.

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(j) Under the terms of the Loan Agreement, Borrower is required to obtain Lender’s consent to the Harvest Transaction and any other transactions involving the acquisition of assets or equity of third parties (together with the Harvest Transaction, “Acquisitions”) and Lender is not required to give its consent to any Acquisitions.

(k) While Lender is consenting to the Harvest Transaction on the terms provided below, Lender is not consenting to any other Acquisitions (including the Mountain High Transaction) and Lender is not committing to give its consent in the future.

2. Maturity. The definition of Maturity Date in Section 2 is amended to read as follows:

“Maturity Date” means the earlier of (i) December 31, 2020 and (ii) the occurrence of an Event of Default and acceleration of the Obligations by Lender.

4. Amended Note. Simultaneous with execution of this Amendment, the Fourth Amended and Restated Senior Secured Convertible Promissory Note dated December 12, 2019 in the principal amount of $18,800,000 (the “Fourth Amended Note”) will be amended and restated and Borrowers will execute and deliver to Lender a Fifth Amended and Restated Senior Secured Convertible Promissory Note in the principal amount of $18,574,439.72 and dated on or about the date of this Amendment (the “Fifth Amended Note”). References in the Loan Agreement and the other Loan Documents to the Fourth Amended Note, any notes that preceded that note or the “Note” will be treated as references to the Fifth Amended Note.

5. Principal and Interest Payments.

(a) Borrowers recently made certain payments to Lender on account of past due interest. Those payments will be applied first to past due interest and the excess will be applied to reimburse Lender for Expenses.

(b) Commencing June 1, 2020 and continuing on the first Business Day of each month thereafter, Borrowers must make an interest payment equal to the amount of interest accruing during the prior calendar month.

(c) All principal, interest and other Obligations will be due and payable on the Maturity Date.

6. Additional Warrant. In connection with the First Prior Version, Parent executed and delivered to Lender a third warrant (the “Third Warrant”). Even though the Prior Versions were not effective, the Third Warrant in full force and effect. The Third Warrant is in addition to the Second Warrant and the Original Warrant (the “Prior Warrants”). References in the Loan Agreement and the other Loan Documents to the Warrant will be deemed to be references to the Prior Warrants and the Third Warrant, except when the context implicitly means otherwise (e.g., references to “Warrant” within the Original Warrant or references to the “Warrant” within the Third Warrant will not refer to both the Third Warrant and the Prior Warrant).

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7. Extension Fee. In consideration of this Amendment and extension of the Maturity Date, Borrowers will pay Lender an extension fee (the “Extension Fee”) by way of Parent issuing Lender 994,717 shares (10,941,887 shares after the pending 11:1 stock split) of its fully paid-up Class A Common Stock (the “Extension Shares”). The Extension Shares must be issued to Lender no later than May 31, 2020. Failure to timely provide evidence reasonably acceptable to Lender that the shares have been issued and are being maintained in book form by Parent’s transfer agent or the Depository Trust Company will be an Event of Default. The Extension Fee is fully earned and non-refundable on the date of this Amendment and is in addition to all other fees payable under the Loan Documents. The occurrence of an Event of Default or acceleration of the Obligations prior to the issuance of the Extension Shares will not excuse or discharge Parent’s obligation to issue the Extension Shares. Parent represents that the Extension Shares equal three percent (3%) of Parent’s fully diluted Class A Common Stock as of the date of this Amendment.

8. Covenants. Borrowers must satisfy the following covenants:

(a) Borrower will not make any payments in connection with any Acquisitions consented to by Lender (including the additional $4,000,000 cash payment due in connection with the Harvest Transaction), unless (i) no Event of Default exists, and (ii) if the payments are to be made prior to July 1, 2020, Borrowers prepay all interest that would otherwise be due and payable on June 1, 2020 and July 1, 2020.

(b) Subject to paragraph 10 below related to the Harvest Transaction, Parent will not consummate, or enter into any binding agreements regarding, Acquisitions without Lender’s prior written consent.

(c) As of July 1, 2020 and October 1, 2020, Parent’s and its direct and indirect Subsidiaries’ (including all Borrowers) pro forma 12-month consolidated EBITDA must be at least $5 million as determined by updated, good faith projections reasonably acceptable to Lender.

(d) Continue to use good faith efforts to refinance the Obligations as soon as possible with the assistance of an investment banker reasonably acceptable to Lender.

(e) Provide Lender weekly updates on the progress Borrowers’ refinancing efforts.

9. Amendment to Loan Agreement. Section 9.1 and Section 9.4 of Article 9 of the Loan Agreement (Defaults) are hereby deleted and are replaced by the following:

“9.1 Default in Payment of Obligations. Borrowers fail to make a payment of any principal or interest when due on any Obligations, including the Expenses, and shall fail to fully cure such default within ten (10) days of the due date thereof.

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9.4 Default on Funded Debt. Borrowers fail to pay all or any part of the principal of or interest on any Funded Debt with an outstanding unpaid balance in excess of $50,000 as and when due and payable, whether at maturity, by acceleration or otherwise, and which results in the acceleration of such indebtedness, and shall fail to fully cure such default within ten (10) days of the due date thereof, as long as the other creditor does not commence enforcement action in the interim.

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10. Board Observation Rights. From and after July 1, 2020 and thereafter until all Obligations are paid in full, Lender will have the right (but not obligation) to designate one individual, which need not be the same individual (the “Representative”) for all meetings, to (1) attend and participate in all meetings of Parent’s Board of Directors (the “Board”) in a non-voting, observer capacity only, and (2) receive copies of all notices, minutes, consents and other materials (whether in written, electronic or other form) that Parent provides to its directors at the same time and in the same manner as provided to the directors, including all notices of Board meetings. If the Representative notifies one of Parent’s officers that it will participate in meetings telephonically, the Board must accommodate that request. The representative will only be allowed to observe Board meetings and receive the information and documents called for by this paragraph if they sign the Observation Rights Confidentiality Agreement attached as Exhibit A.

11. Consent to Harvest Transaction. Lender will promptly provide its written consent to the Harvest Transaction if the following conditions are satisfied as of the date the Harvest Transaction is closed:

(a) Borrowers comply with all terms of this Amendment and no Event of Default exists under the Loan Agreement;

(b) There are no material changes to the terms of the Harvest Transaction as memorialized in the Purchase Agreement in the form on file with the S.E.C. as of April 30, 2020, and if Parent and HHI desire to amend the terms of their agreements with the Harvest Transaction sellers, the amendments must be acceptable to Lender in its discretion and approved in writing by Lender before being executed by Parent and HHI.

(c) Parent delivers to Lender a subordination agreement in form and substance reasonably acceptable to Lender that provides: (i) Borrowers will not be permitted to make, and the holder of the Purchase Note (as defined in the Purchase Agreement) will not be entitled to receive, any payments on account of the Purchase Note unless all Obligations are paid in full; and (ii) until all Obligations are paid in full, the holder of the Purchase Note may not take any action against Parent or the other Borrowers other than to foreclose or otherwise enforce it security interest in the equity of HHI that is pledged to secure the obligations under the Purchase Note; and

(d) HHI guaranties the Obligations (according to the terms of a limited guaranty in form and substance acceptable to Lender), with HHI’s liability limited to the aggregate amount of cash paid by Parent or HHI on account of the Harvest Transaction.

12. Conditions Precedent. This Amendment will be of no force or effect unless Borrowers execute this Amendment and the Fifth Amended Note and Parent delivers fully executed Board resolutions authorizing Borrowers to enter into this Amendment.

13. Release. In consideration of this Amendment, Borrowers, for themselves and on behalf of the other Borrower Parties, hereby waive, discharge, and forever release the Lender Parties from any Claims that the Borrower Parties or any of them have or may have against any of the Lender Parties. For purposes of this Amendment:

“Borrower Parties” means Borrowers, their respective officers, directors, employees, agents, attorneys, affiliates, subsidiaries, direct or indirect shareholders, successors and assigns and any third parties who now or in the future have the right to assert any Claims through or on behalf of any Borrower.

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“Claims” means rights, claims, liabilities, causes of action, allegations or assertions, whether known or unknown, based on facts in existence as of the date of this Amendment, whether based in tort, contract or otherwise, including those based on or arising from any Lender Party’s actions or omissions in connection with this Amendment, the other Loan Documents, or any amendments, extensions or modifications thereto.

“Lender Parties” means Lender, its partners, members, officers, directors, employees, agents, attorneys, affiliates, subsidiaries, successors and assigns, and any third parties who now or in the future are liable for the acts or omissions of any of the foregoing persons or entities, as surety, indemnitor, co-obligor, insurer or otherwise.

14. Other Terms.

(a) Borrowers represent and warrant that (i) they are complying and will continue to comply with all applicable laws in connection with Parent’s efforts to raise equity, (ii) they have retained and will continue to retain securities law counsel to assist them in connection with all matters relevant to their compliance with applicable securities and other laws related to efforts to raise equity, and (iii) Lender has not provided and will not provide any advice, opinions or suggestions as to what Borrowers are or may be obligated to do to meet legal obligations in raising equity.

(b) Except as amended hereby, all terms and conditions of the Loan Documents are in full force and effect.

(c) Except as amended hereby, each Borrower reaffirms and ratifies its obligations under the Loan Agreement and remakes, as of the date of this Amendment, all representations and warranties in the Loan Agreement. Each Borrower also represents and warrants that (i) no Event of Default has occurred and is continuing, (ii) Borrower is unaware of any facts or circumstances which, with the passage of time or the giving of notice, would be an Event of Default, (iii) the Disclosure Schedule is true and accurate as of the date of this Amendment, and (iv) the Schedules attached to the Intellectual Property Security Agreement executed by Borrowers and Lender as of February 27, 2017 are true and accurate as of the date of this Amendment.

(d) Failure to strictly comply with the terms of this Amendment will be an Event of Default entitling Lender to exercise its rights and remedies under the Loan Documents, including the rights under paragraph 6(b) of the Pledge Agreement between Lender and Trans-High Corporation (“Trans-High”) dated as of February 27, 2017 (“Pledge Agreement”). Borrowers acknowledge that if Lender exercises and rights and remedies under the Pledge Agreement (i) they will be bound by the terms of the Pledge Agreement and (ii) if any Borrower acts in a way inconsistent with Lender’s rights under the Pledge Agreement, to avoid irreparable harm to Lender, Lender will be entitled to immediate injunctive relief without further notice or demand, which notice and demand they expressly waive.

(e) This document contains the entire agreement of the parties in connection with the subject matter of this Amendment and cannot be changed or terminated orally.

(f) The individuals signing on behalf of each of the parties represents that all necessary member, shareholder, partnership, board of directors, board of managers or other action, as applicable, to authorize them to enter into this Amendment has been taken, including, any approvals or resolutions necessary to authorize execution of this Amendment.

(g) This Amendment may be executed in counterparts, each of which when so executed and delivered will be deemed an original, and all counterparts together will constitute but one and the same agreement. Further, .pdf and other electronic copies of signatures will be treated as original signatures for all purposes.

(h) If there is an express conflict between the terms of this Amendment and the terms of the Loan Agreement or other Loan Documents, the terms of this Amendment will govern and control.

(i) This Amendment will be deemed to be part of, and governed by the terms of, the Loan Agreement. A default under this Amendment will be an Event of Default.

[End of Eleventh Amendment to Loan and Security Agreement – Signature pages follow]

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The undersigned have caused this Amendment to be executed and delivered as of the date first written above.

LENDER:

EXWORKS CAPITAL FUND I, L.P.,

a Delaware limited partnership

By:
Randy T. Abrahams
Executive Chairman

BORROWERS:

HIGHTIMES HOLDING CORP.,
a Delaware corporation

By:
Adam Levin,
Executive Chairman

TRANS-HIGH CORPORATION,
a New York corporation

By:
Adam Levin,
Executive Chairman

HIGH TIMES PRODUCTIONS, INC.,
a New York corporation

By:
Adam Levin,
Executive Chairman

CANNABIS BUSINESS DIGITAL, LLC,
a New York limited liability company

By:
Adam Levin,
Executive Chairman

HIGH TIMES, INC.,
a New York corporation

By:
Adam Levin,
Executive Chairman

NEW MORNING PRODUCTIONS, INC.,
a New York corporation

By:
Adam Levin,
Executive Chairman

HEMP TIMES, INC.,
a New York corporation

By:
Adam Levin,
Executive Chairman

PLANET HEMP, INC.,
a New York corporation

By:
Adam Levin,
Executive Chairman

THE HEMP COMPANY OF AMERICA, INC.,
a New York corporation

By:
Adam Levin,
Executive Chairman

HIGH TIMES CANNEX CORP.,
a New York corporation

By:
Adam Levin,
Executive Chairman

HIGH TIMES PRESS, INC.,
a New York corporation

By:
Adam Levin,
Executive Chairman

CULTURE PUB, INC.,
a Delaware corporation

By:
Adam Levin,
Executive Chairman

WILSHIRE & VETERAN MEDIA CORP.,
a Delaware corporation

By:
Adam Levin,
Executive Chairman

Exhibit A

Observation Rights Confidentiality Agreement

Reference is made to the Eleventh Amendment to Loan and Security Agreement between ExWorks Capital Fund I, L.P. (“Lender”), Hightimes Holding Corp. (“Parent”) and certain of Parent’s subsidiaries dated May [●], 2020 (the “Amendment”). Capital terms not defined in this Observation Rights Confidentiality Agreement have the meanings used or given in the Amendment.

In connection with exercising the Board of Directors observation right (the “Board Observation Right”) granted to Lender under the Amendment, Lender and the undersigned representative of Lender (“Representative”) agree:

(a) to hold in confidence all information and materials that either of them receive, or are given access to, as a consequence of the exercise of the Board Observation Right, including any trade secrets or information that is not publicly known about Parent and its subsidiaries (collectively, “Confidential Information”); and

(b) not to disclose any Confidential Information to any third party. However, Lender and Representative may disclose Confidential Information to Lender’s employees, directors, officers, attorneys, advisors, accountants and auditors, but only to the extent any of those persons have a need to know the Confidential Information in connection with either the Lender’s financing of Borrowers or the exercise of the Board Observation Right. Lender and Representative agree to instruct the permitted recipients of the limited use, and restrictions on disclosure, of Confidential Information.

Confidential Information will not include any information that:

(i)       has become generally known or available to the public, through no act or failure to act on the part of Lender or Representative;

(ii)       has been acquired by Lender or Representative before receiving the information from Borrowers and without restriction as to use or disclosure by the Borrowers;

(iii)        has been furnished to Lender by a third party without restriction as to its use or disclosure;

(iv)        has been independently developed by the Lender, its agents or the Representative, as evidenced by a written or electronic record;

(v)        Parent has authorized in writing the disclosure by Lender or Representative; or

(vi)       is required to be disclosed by either the Lender or the Representative pursuant to law or by order of a court of competent jurisdiction, but Lender must use reasonable efforts to avoid and limit the disclosure and promptly notify Parent of the Confidential Information to be disclosed and of the circumstances in which the disclosure is alleged to be required prior to disclosure so that Parent may seek a protective order or other similar remedy. If Parent is unable to obtain a protective order or other similar remedy, Lender agrees to furnish only that portion of the Confidential Information it is legally required to so furnish.

Parent may withhold from the Lender and the Representative any information, documents or materials, and exclude the Representative from a specific portion of a meeting only if the Representative’s (x) access to such information, documents or materials, or (y) attendance at such portion of a Board meeting, would:

(a)       compromise in any material respect the attorney-client privilege that exists between the Board and its counsel; or

(b)        violate Parent’s or Borrowers’ non-disclosure or confidentiality obligations to third parties.

Lender:

EXWORKS CAPITAL FUND I, L.P.,
a Delaware limited partnership

By:
Randy T. Abrahams
Executive Chairman

Representative:

Print Name: _______________________________________

Dated: [●], 2020